                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              FLANDERS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     2. Aggregate number of securities to which transaction applies:

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     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4. Proposed maximum aggregate value of transaction:

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     5. Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

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     2. Form, Schedule or Registration Statement No.:

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     3. Filing Party:

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     4. Date Filed:

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

                              [FLANDERS LETTERHEAD]


                                November 17, 1997


Dear Shareholders:

            You are cordially invited to attend the annual meeting (the "Meeting") of the shareholders of Flanders Corporation (the "Company") to be held at the corporate office of the Company located at 531 Flanders Filters Road, Washington, North Carolina 27889 on December 4, 1997, at 10:00 a.m., Eastern Standard Time. The purpose of the Meeting is:

            1. To elect the directors of the Company to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

            2. To ratify the selection of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year.

            3. To transact such other business as may properly come before the Meeting.

            The Board of Directors has fixed the close of business on November 12, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting. Only holders of common stock at the close of business on the Record Date will be entitled to vote at the Meeting. The election of directors will be made by a plurality of the votes cast at the meeting. The affirmative vote of a majority of the shares represented in person or by proxy at the Meeting is needed for approval of any other proposals. The Board of Directors believes the adoption of the above described proposals is in the best interest of the Company and its shareholders.

            Whether or not you expect to attend the Meeting, and regardless of the number of shares you own, we urge you to read the attached proxy statement and to promptly date, sign and mail the enclosed proxy in the envelope provided.

                                          Sincerely,

                                          /s/ ROBERT R. AMERSON
                                          --------------------------------------
                                          Robert R. Amerson
                                          President and Chief Executive Officer




================================================================================

                              FLANDERS CORPORATION
                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT*
                           TO BE HELD DECEMBER 4, 1997

To the Shareholders of Flanders Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Flanders Corporation (the "Company") will be held at 531 Flanders Filters Road, Washington, North Carolina 27889, on December 4, 1997, at 10:00 a.m., Eastern Standard Time for the following purposes:

            1. To elect the directors of the Company to serve until the next Annual Meeting of Shareholders, or until their successors are elected and qualified.

            2. To ratify the selection of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year.

            3. To transact such other business as may properly come before the meeting.

            The Board of Directors has fixed the close of business on November 12, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting. Only holders of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

            Please sign, date, and return your proxy in the enclosed envelope so that your shares may be voted at the meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Annual Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                       By Order of the Board of Directors,


                                       Debra E. Hill, Corporate Secretary

THE VOTE OF EACH SHAREHOLDER WILL BE IMPORTANT AT THIS MEETING. YOU ARE URGED TO COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU CHOOSE TO ATTEND THE MEETING.

*Approximate date of mailing to shareholders: November 17, 1997

                              FLANDERS CORPORATION
                            531 Flanders Filters Road
                        Washington, North Carolina 27889

                                 PROXY STATEMENT

                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held December 4, 1997

                         ------------------------------


GENERAL

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Flanders Corporation, a North Carolina corporation, (the "Company") to be voted at the Annual Meeting of Shareholders to be held on December 4, 1997, and any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting of Shareholders will be held at 531 Flanders Filters Road, Washington, North Carolina 27889, at 10:00 a.m., Eastern Standard Time.

These proxy solicitation materials were mailed on or about November 17, 1997, to all shareholders entitled to vote at the meeting. The cost of soliciting these Proxies will be borne by the Company. These costs will include the expenses of preparing and mailing the proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation of Proxies by telephone, facsimile, mail or personal contact by certain of its directors, officers and employees, none of whom will receive additional compensation for assisting with the solicitation.

VOTING OF PROXIES

Proxies shall be voted in accordance with the directions of the Shareholders and will be voted by Robert R. Amerson, President of the Company and Steven K. Clark, Chief Financial Officer of the Company. Unless otherwise directed, Proxies will be voted (i) FOR the persons named below as management's nominees for directors of the Company, and (ii) FOR the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1997. Management knows of no other matter or motion to be presented at the meeting. If any other matter or motion should be presented at the meeting upon which a vote may be taken, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment, including any matter or motion dealing with the conduct of the meeting.

REVOCABILITY OF PROXIES

Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

REQUIRED VOTE

The Company's Board of Directors has set the close of business, November 12, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At such date, there were 24,888,690 shares of the Company's Common Stock, par value $0.001 per share (hereinafter referred to as "Common Stock") issued and outstanding, each of which entitles the holder thereof to one vote on all matters which may come before the meeting.

The Company's Bylaws provide that the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitute a quorum at any shareholders' meeting. All elections of directors will be decided by a plurality of the votes cast at the meeting in respect thereof. The ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors for the current fiscal year will be decided by a majority of the votes cast at the meeting in respect thereof. Present management, which beneficially holds approximately forty-five percent (45%) of the aggregate of the Common Stock, has indicated its intention to vote in favor of all directors and in favor of the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors. If no voting direction is indicated on the Proxy Card, the shares will be considered voted FOR the election of the nominees for director and FOR the ratification of McGladrey & Pullen, L.L.P. as the Company's independent auditors.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

General

At the Annual Meeting, the holders of Common Stock will elect the directors of the Company. Each director will hold office until the next Annual Meeting or until his successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTION TO THE CONTRARY, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE PERSONS NAMED BELOW AS THE COMPANY'S NOMINEES FOR DIRECTORS OF THE COMPANY. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the persons named in the proxy intend to vote for the election in his stead of such other person as management of the Company may recommend.

Nominees for Directors

The nominees for Directors of the Company and their ages as of November 7, 1997, are as follows:


Name                               Age
----                               ---
Thomas T. Allan                    60
Robert R. Amerson                  47
Steven K. Clark                    44
Gustavo Hernandez                  63


Name                                Age
----                                ---
William H. Clark                    54
William M. Claytor                  56

Directors are elected annually and serve until their successor is elected and qualified or until earlier resignation.

THOMAS T. ALLAN. Mr. Allan is Chairman of the Board of the Company, a position he has held since 1989. Mr. Allan has been with the Company since 1964, and is familiar with all aspects of the Company's business. Mr. Allan holds a Bachelor of Arts degree in Journalism from the University of Pennsylvania.

ROBERT R. AMERSON. Mr. Amerson has been President and Chief Executive Officer of the Company since 1987. Mr. Amerson is also a Director, a position he has held since 1988. Mr. Amerson joined the Company in 1987 as Chief Financial Officer. Mr. Amerson has a Bachelor of Science degree in Business Administration from Atlantic Christian College.

STEVEN K. CLARK. Mr. Clark was named as Vice President and Chief Financial Officer of the Company as of December 15, 1995, and a Director of the Company as of December 29, 1995. Mr. Clark acted as a consultant to the Company from November 15, 1995 through December 15, 1995. From July 1992 through October 1995, he was the Chief Financial Officer of Daw Technologies, Inc., a specialty cleanroom contractor and major customer of the Company. While Chief Financial Officer of Daw Technologies, Mr. Clark was late in filing a Form 3 amendment and certain Form 4s and Form 5s. He agreed to a cease and desist order with respect to these violations. No violations other than the timeliness of filing those reports were alleged by the Securities and Exchange Commission. Prior to this he was a senior partner of Miller & Clark, an accounting and management services firm. Mr. Clark spent four years with Price Waterhouse, and an additional four years with Arthur Andersen, both accounting firms. He is a Certified Public Accountant, has Bachelor of Arts degrees in Accounting and Political Science and a Master of Business Administration degree, all from the University of Utah.

GUSTAVO HERNANDEZ. Mr. Hernandez has been President of Precisionaire since 1979, and became a Director and Vice President of Operations of the Company contemporaneously with the Company's acquisition of Precisionaire in September 1996. Mr. Hernandez joined Precisionaire in 1969 as Vice President of Finance. Mr. Hernandez has a Bachelor of Arts degree in Accounting from the University of South Florida.

WILLIAM H. CLARK. Mr. Clark has been an outside Director of the Company since June 1996. He is and has been since 1977, the President and owner of Bill Clark Construction Company, Inc., a construction company located in Greenville, North Carolina specializing in residential development. He is currently a member of the Business Advisory Counsel of the East Carolina University School of Business. Mr. Clark has a Bachelor of Arts degree and a Master of Business Administration degree, both from East Carolina University.

WILLIAM M. CLAYTOR. Mr. Claytor has been an outside Director of the Company since 1990. He is a partner in the law firm of Baucom, Claytor, Benton, Morgan, Wood & White, P.A., and has held such position since 1973. Mr. Claytor graduated from Memphis State University School of Law in 1969 and from the University of Missouri in 1963.

Board Meetings and Committees

During the fiscal year ended December 31, 1996, the Company's Board of Directors met six (6) times and also executed various resolutions and written actions in lieu of meeting. All directors were in attendance at each of these meetings. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent auditors, reviews and evaluates the Company's internal audit and control functions, and monitors transactions between the Company and its employees, officers and directors. The Compensation Committee administers the Company's equity incentive plans and designates compensation levels for officers and directors of the Company. The Audit Committee met two (2) times during the fiscal year 1996. The Compensation Committee met four (4) times during the fiscal year 1996.

The members of the Audit Committee are Mr. W.H. Clark and Mr. W. M. Claytor. The members of the Compensation Committee are Mr. Claytor and Mr. Allan. Both Mr. Claytor and Mr. Clark are non-employee directors. Mr. Allan is the Chairman of the Board, his compensation is fixed at $71,000 per year, and he is not eligible for bonuses.

Compensation of Directors

Directors who are Company employees receive no additional or special remuneration for serving as directors. The Company's non-employee directors are paid $500 plus out-of-pocket expenses for each meeting of the Board of Directors and certain outside directors receive options to purchase shares of Common Stock of the Company pursuant to the Director Option Plan described below.

VOTE REQUIRED

The affirmative vote of a plurality of a quorum of shareholders is required for the election of each of the nominee directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEE DIRECTORS STATED ABOVE AS THE COMPANY'S DIRECTORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS THE SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                  PROPOSAL TWO

                         RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

The firm of McGladrey & Pullen, L.L.P. served as independent auditors of the Company for the fiscal year ended December 31, 1996. The Board of Directors, on the recommendation of the Audit Committee, has selected that firm to continue in this capacity for the current fiscal year. The Company is asking the shareholders to ratify the selection by the Board of Directors of McGladrey & Pullen, L.L.P. as independent auditors to audit the consolidated financial statements of the Company for the current fiscal year ending December 31, 1997 and to perform other appropriate services.

Neither McGladrey & Pullen, L.L.P., nor any of its members has any financial interest, direct or indirect, in the Company, nor has McGladrey & Pullen, L.L.P., nor any of its members ever been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. In the event the shareholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of McGladrey & Pullen, L.L.P. may attend the meeting and may make a statement if they desire to do so.

VOTE REQUIRED

The affirmative vote of a majority of a quorum of shareholders is required for the ratification of the appointment of McGladrey & Pullen, L.L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF MCGLADREY & PULLEN, L.L.P. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of November 7, 1997, with respect to (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group.


                                        NUMBER OF COMMON STOCK    PERCENTAGE OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED      SHARES OF COMMON STOCK(1)
------------------------------------      ------------------      --------------------------
Thomas T. Allan(2)(4)                        4,399,567                     17.57%
531 Flanders Filters Road
Washington, NC 27889

Robert R. Amerson(2)(3)                      8,160,759                     29.11%
531 Flanders Filters Road
Washington, NC 27889

Steven K. Clark(2)(3)                        5,364,014                     19.13%
531 Flanders Filters Road
Washington, NC 27889

Gustavo Hernandez(5)                            65,393                         *
2399 26th Avenue North
St. Petersburg, FL 33734

Steven Klocke(6)                               109,427                         *
531 Flanders Filters Road
Washington, NC 27889


Knox Oakley(6)                                         94,525                  *
531 Flanders Filters Road
Washington, NC 27889

William H. Clark                                       12,101                  *
531 Flanders Filters Road
Washington, NC 27889

William M. Claytor(7)                                 164,172                  *
531 Flanders Filters Road
Washington, NC 27889

Officers and Directors as a Group                  14,155,058                  44.99%
(2)(3)(4)(5)(6)(7)

 --------------
 * Represents less than 1% of the total issued and outstanding shares of Common Stock.

(1) Applicable percentage of ownership is based on 24,888,690 shares of Common Stock outstanding as of November 7, 1997, together with all applicable options for unissued securities for such stockholders exercisable within 60 days. Shares of Common Stock subject to options exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Shares beneficially owned include shares subject to an original option in favor of Messrs. Amerson and Clark (3,321,021 shares and 2,214,014 shares, respectively), from Thomas T. Allan and A. Russell Allan, III (4,713,000 shares and 822,035 shares, respectively). As of November 7, 1997, Messrs. Amerson and Clark have exercised 263,900 options each under the above option agreement; collectively 498,100 from Thomas T. Allan and 29,700 from A. Russell Allan, III.

(3) Includes 1,150,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share, 1,000,000 shares which are subject to an option to purchase such shares from the Company at $2.50 per share; and 1,000,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share.

(4) Includes 150,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share.

(5) Includes 46,791 shares which will be released from escrow only if Precisionaire meets certain revenue targets during the next two years.

(6) Includes 16,800 shares which are subject to an option to purchase such shares from the Company at $2.50 per share, 10,000 shares which are subject to an option to purchase such shares from the Company at $7.50 per share, and 10,000 shares which are subject to an option to purchase such shares from the Company at $7.125 per share.

(7) Includes 50,000 shares which are subject to an option to purchase such shares from the Company at $1.00 per share.

EXECUTIVE COMPENSATION


                           SUMMARY COMPENSATION TABLE


                                               Annual Compensation                        Long-Term Compensation
                                     -----------------------------------------------   ---------------------------------
                                                                            Other               Awards           Payout
                                                                            Annual     Restricted
                                                                           Compen-       Stock                    LTIP
Name and Principal Position(1)       Year         Salary       Bonus       sation (2)    Awards     Options      Payouts
----------------------------         ----        ---------     ------     ----------     ------    ---------     -------
Robert R. Amerson                    1996(3)     $ 212,550     $  --      $     --       $  --     2,000,000     $   --
 President                           1995          128,846        --       137,077          --     1,150,000         --
                                     1994          100,000        --       124,500          --            --         --
Steven K. Clark                      1996(4)       150,192        --            --          --     2,000,000         --
 Chief Financial Officer             1995           15,000        --            --          --     1,150,000         --
                                     1994               --        --            --          --            --         --


----------

 (1) Gustavo Hernandez, a Director of the Company, is the President of Precisionaire. He commenced his employment with the Company in September 1996. Mr. Hernandez will receive an annual salary of $250,000, plus a possible bonus, commencing in September 1996, under his Employment Agreement. See "Employment Agreements." During 1996, Mr. Hernandez was paid a total of $292,269 by the Company and Precisionaire and during 1995 and 1994, Mr. Hernandez was paid $218,049 and $188,714, respectively by Precisionaire.

 (2) Represents compensation paid by the Company to Flanders Equity Corporation, a company owned principally by Messrs. Allan and Amerson.

 (3) Robert R. Amerson's annual salary is $250,000, plus a possible bonus each year, under his Employment Agreement, as amended. See "Employment Agreements."

 (4) Steven K. Clark commenced his employment with the Company as of December 15, 1995. Mr. Clark's annual salary is $250,000, plus a possible bonus each year, under his Employment Agreement, as amended. See "Employment Agreements."

Options Granted in Last Fiscal Year

The following table sets forth the aggregate number and value of stock options granted by the Company for services rendered during 1996 to the Company's Chief Executive Officer and to each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000.



                                                                                    Potential Realizable Value at
                                                                                       Assumed Annual Rates of
                                                                                      Stock Price Appreciation
                                                                                         for Option Term(1)
                                       % of Total                                   -----------------------------
                                         Options
                                       Granted to     Exercise or
                            Options   Employees in     Base Price     Expiration
Name                        Granted    Fiscal Year       ($/Sh)          Date            5%            10%
---------------------      ---------  -------------     --------        ------       ----------     ---------
Robert R. Amerson          1,000,000     23.6%           $ 2.50         02/01        $  708,397    $1,613,272
                           1,000,000     23.6%             7.50         06/01         2,125,190     4,839,817
Steven K. Clark            1,000,000     23.6%             2.50         02/01           708,397     1,613,272
                           1,000,000     23.6%             7.50         06/01         2,125,190     4,839,817


----------
 (1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the aggregate number and value of stock options exercised during the last year by the Company's Chief Executive Officer and by each of the Company's other executive officers whose annual salary, bonus and other compensation exceeded $100,000.



                                                                                   Value of
                                                              Number of          Unexercised
                                                             Unexercised        In-the-Money
                                                             Options at      Options at Fiscal
                                                           Fiscal Year-End        Year-End
                     Shares Acquired                         Exercisable/       Exercisable/
Name                   on Exercise        Value Realized     Unexercisable      Unexercisable
-----------------     ------------       ---------------     -------------      -------------
Robert R. Amerson            --                 --            3,150,000/-       $18,381,250/-
Steven K. Clark              --                 --            3,150,000/-        18,381,250/-


                              EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with Messrs. Amerson and S.
K. Clark effective as of December 15, 1995 ("Employment Agreements"). The Employment Agreements, as amended, provide for an annual base salary of $250,000 for both Mr. Amerson and Mr. Clark. The Employment Agreements each have an initial five year term. The Employment Agreements also provide that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability, (ii) up to 200% of his current base salary if the employment is terminated by the Company for any reason other than death, disability or for Cause (as defined in his Employment Agreement), or (iii) up to 250% of the executive's gross income during the year preceding his termination if the Employment Agreement is terminated by the executive for Good Reason (as defined in the Employment

Agreement) or by the Company for any reason other than death, disability or Cause and the termination occurs within two years after a Change of Control (as defined in the Employment Agreement) of the Company has occurred.

The Company has also entered into an employment agreement with Mr. Hernandez effective September 23, 1996. This agreement currently provides for a base salary of $250,000 and has an initial five (5) year term. The employment agreement also provides that the executive shall be entitled to the following termination payments: (i) 100% of his current base salary if the employment is terminated as a result of his death or disability, and (ii) up to 200% of his current base salary, if the employment is terminated by the Company for any reason other than death, disability or for cause (as defined in his employment agreement).

                              DIRECTOR OPTION PLAN

The 1996 Director Option Plan provides for the grant of stock options to outside directors of the Company who were elected or appointed after February 1, 1996, and who were not existing directors on the effective date of the plan. Each such outside director who is serving as a director on January 1 of each calendar year will automatically be granted an option to acquire up to 5,000 shares of Common Stock at an exercise price per share not less than the fair market value per share of Common Stock on such date, assuming such outside director had been serving for at least six months prior to the date of grant.

Payment of the exercise price for options granted under the Director Option Plan may be made in cash, check or in shares of the Company's Common Stock. Options under the Director Option Plan are fully exercisable upon six months of the anniversary of receipt. Options granted under the Director Option Plan are not transferrable, except under limited circumstances. If the outside director optionee ceases to be an outside director other than by reason of death or disability, all unexercised options terminate three months thereafter.

The Company has reserved 500,000 shares of its Common Stock for issuance under the Director Option Plan. The Director Option Plan terminates in 2006. On July 21, 1997, the Company filed a registration statement on Form S-8 registering the shares underlying the options under the Director Option Plan, which means that upon exercise of the options under the Director Option Plan the holders will receive Common Stock which may be sold in compliance with Rule 144 volume limitations and the Company's insider trading policy. As of November 7, 1997, the Company has granted options to purchase 5,000 shares of Common Stock under the Director Option Plan.

                            LONG-TERM INCENTIVE PLAN

In 1996, the Company adopted the Long-Term Incentive Plan ("LTI Plan") to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), performance shares, restricted stock awards, dividend equivalents or other stock-based awards to individuals who are officers, key employees or outside consultants of the Company. There are 1,986,800 shares of Common Stock reserved for award under the LTI Plan. On July 21, 1997, the Company filed a registration statement on Form S-8 registering the shares underlying the options under the LTI Plan, which means that upon exercise of the options granted under the LTI Plan (i) certain holders will receive unrestricted stock, which may be sold at any time so long as the sale is in compliance with the Company's insider trading policy, if applicable and (ii) certain holders will receive Common Stock which may be sold in compliance with Rule 144 volume limitations and the Company's insider trading policy.

The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the total number and type of award granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

Stock Option Grants. The Compensation Committee has the authority to select individuals who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the Common Stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. Unless otherwise provided by the Compensation Committee, any option granted under the LTI Plan expires the earlier of ten years from the date of grant or, three months after the optionee's termination of service with the Company if the termination of employment is attributable to (i) disability, (ii) retirement, or (iii) any other reason, or 15 months after the optionee's death. As of November 7, 1997, the Company has granted options to purchase 332,120 shares of Common Stock under the LTI Plan, 19,200 which have been exercised or canceled.

Stock Appreciation Rights. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted (the "base price"). Under the LTI Plan, the Company may pay such amount in cash, in Common Stock or a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. As of November 7, 1997, no SARs have been granted under the LTI Plan.

Performance Shares. The Compensation Committee is authorized under the LTI Plan to grant performance shares to selected employees. Performance shares are rights granted to employees to receive cash, stock, or other property, the payment of which is contingent upon achieving certain performance goals established by the Compensation Committee. As of November 7, 1997, no performance shares have been awarded under the LTI Plan.

Restricted Stock Awards. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted Common Stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. As of November 7, 1997, no restricted stock awards have been granted under the LTI Plan.

Dividend Equivalents. The Compensation Committee may also grant dividend equivalent rights to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalent rights entitle the holder to receive payments equal to dividends with respect to all or a portion of the number of shares of stock subject to an option award or SARs, as determined by the Committee. As of November 7, 1997, no dividend equivalents have been awarded under the LTI Plan.

                                   401(K) PLAN

The Company has a defined contribution 401(k) salary reduction plan ("401 (k) Plan"). Company employees who are at least 21 years of age are eligible to participate in the 401(k) Plan after six months of service. Eligible employees become participants in the 401(k) Plan on the earlier of the first day of the plan year or the first day of the seventh month of the plan year coinciding with or next following the date on which the employee meets the 401(k) Plan's eligibility requirements. By electing to defer a portion of his or her compensation, a participating employee may make pre-tax contributions to the 401(k) Plan, subject to limitations under the Internal Revenue Code of 1986, as amended, of up to 15% of his or her total compensation. The Company may make matching contributions to the 401 (k) Plan at the discretion of its Board of Directors, up to the first 4% of compensation deferred. Participant contributions and earnings are 100% vested, while Company matching contributions vest in increments over a six-year period. Participants may alter their contribution amounts as of January 1st, April 1st, July 1st or October 1st of any year. Contributions may be withdrawn only after the participant reaches the age of 59 1/2 or in the event of retirement, death, disability, termination of service or financial hardship, with possible penalties for certain early withdrawals. The Company pays all expenses associated with administration of the 401(k) Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

GENERAL

The following report shall not be deemed incorporated by reference into any filing under the 1933 Act or under the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

The Compensation Committee is composed of two independent directors who have no "interlocking relationships" (as defined by the Securities and Exchange Commission.)

Flanders operates in highly competitive businesses and competes nationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives, completing acquisitions, and to business unit and overall company performance, both current and long-term.

EXECUTIVE COMPENSATION

The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The role of the Compensation Committee is to review and approve salaries and other compensation of the executive officers of the Company, to administer the Executive Officer Bonus Plan (the "Bonus Plan") and stock option plans, and to review and approve stock option grants to all employees including the executive officers of the Company.

General Compensation Philosophy

The Company's compensation philosophy is that total cash compensation should vary with the performance of the Company and any long-term incentive should be closely aligned with the interest of the stockholders. Total cash compensation for the executive officers consists of the following components:

          o           Base salary
          o An executive officer bonus that is related to growth in sales and operating earnings of the Company.

Long-term incentives are realized through the granting of stock options to executives and key employees through the LTI Plan, which was adopted by the Board and approved by a majority of the Company's shareholders in January of 1996. The Company also has granted certain non-qualified options to its executive officers. The Company has no other long-term incentive plans for its officers and employees.

Base Salary and Executive Officer Bonus Target

Current base salaries for the executive officers of the Company were determined by arms' length negotiations with the Board of Directors. Certain executive officers have employment contracts with the Company. See "Employment Agreements."

Stock Options

Stock options are granted to aid in the retention of executive and key employees and to align the interests of executive and key employees with those of the stockholders. The level of stock options granted (i.e., the number of shares subject to each stock option grant) is based on the employee's ability to impact future corporate results. An employee's ability to impact future corporate results depends on the level and amount of job responsibility of the individual. Therefore, the level of stock options granted is proportional to the Compensation Committee's evaluation of each employee's job responsibility. For example, Robert R. Amerson, as the Chief Executive Officer, has the highest level of responsibility and would typically be awarded the highest level of stock options. Stock options are granted at a price not less than the fair market value on the date granted.


                             Respectfully submitted,

                             COMPENSATION COMMITTEE:
                                Thomas T. Allan
                                William M. Claytor

                      COMPARATIVE STOCK PERFORMANCE GRAPH1

The following graph2 shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the Standard & Poor's Specialized Manufacturing Index during the period commencing February 27, 1996 and ending September 30, 1997. The comparison assumes $100 was invested on February 27, 1996 in the Company's Common Stock with the reinvestment of all dividends, if any. Total shareholder returns for prior periods are not an indication of future returns.



                                    [GRAPH]




                                                         CUMULATIVE TOTAL RETURN
                                                    -------------------------------------
                                                    2/7/96        12/31/96        9/30/97
FLANDERS CORPORATION                  FLDR            100            380            310
NASDAQ STOCK MARKET (U.S.)            INAS            100            122            160
NASDAQ NON-FINANCIAL                  INNF            100            121            156


--------
(1) Note: This Section of this proxy statement shall not be deemed to be incorporated by reference into any filing by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any such incorporation by reference of any other portions of this proxy statement.

(2) The Company did not have a public market for its stock prior to its listing on the OTC Bulletin Board in February 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 1995, Thomas T. Allan, Robert R. Amerson and Steven K. Clark entered into an Indemnity Agreement with Flanders whereby Messrs. Allan, Amerson and Clark agreed to collectively deposit up to $1,500,000 into an escrow fund to indemnify the Company for the payment of any claims, judgments, and expenses arising from potential environmental claims made by the EPA, and $525,000 due for the settlement of the following lawsuits against the Company: Hartford Casualty Insurance Co. v. Flanders, Filters, Inc., and St. Paul Fire and Marine Insurance Co. v. Flanders Filters, Inc. The Company waived the escrow fund requirement. The indemnification is limited to $1,500,000 and in no event will any of the individuals named be required to contribute more than $500,000 each. Messrs. Allan, Amerson and Clark have complied with the Indemnity Agreement whereby payments of $525,000 were made to the respective insurance companies who are the plaintiffs in the above-described lawsuits. Messrs. Allan, Amerson and Clark have collectively borrowed $327,039 from the Company to make payments due under the Indemnity Agreement; the parties have paid the remainder in cash.

In November 1995, Steven K. Clark and Robert R. Amerson entered into an option to acquire 5,535,035 shares of Common Stock of the Company (representing approximately 80% of the Common Stock of the Company owned by Thomas T. Allan and A. Russell Allan, III) for an aggregate price of approximately $13,838,000.

As of April 1997, the Company purchased certain property located in Selma, North Carolina from ABB Partnership for $250,000 and assumed approximately $622,000 in debt related to the property. ABB Partnership is controlled by Robert R. Amerson, President of the Company. The purchase was entered into on terms believed by the Company to be fair and reasonable and generally reflective of market conditions.

As of June 1997, the Company purchased certain property located in Auburn, Pennsylvania from LHB Realty for $910,000. As of August 1997, the Company purchased certain property located in Bartow, Florida from POF Realty for $2,975,000. As of August 1997, the Company purchased certain property located in St. Petersburg, Florida from Gustavo and Ana Hernandez for $150,000. Gustavo Hernandez, a director of the Company, is a principal of POF Realty and LHB Realty. These purchases were entered into as part of the Precisionaire acquisition on terms believed by the Company to be fair and reasonable and generally reflective of market conditions.

At June 30, 1997, Steven K. Clark, an officer and director of the Company, owed the Company $359,013 which he borrowed to settle claims and to make certain payments under the Indemnity Agreement described above. To evidence the amount owed, effective February 11, 1997, Mr. Clark issued a note to the Company in the amount of $109,013 with interest at the variable rate of LIBOR plus 1.25% per annum (6.9% at September 5, 1997), calculated on the basis of a 360-day year and a 30-day month. Both the interest and principal due under the note are payable on February 10, 1999. Mr. Clark also issued a note to the Company in the amount of $250,000 at the same interest rate on April 25, 1997 and both the interest and principal due under the note are payable on April 24, 1999.

At June 30, 1997, Robert R. Amerson, an officer and director of the Company, owed the Company $359,013 which he borrowed to settle claims and to make certain payments under the Indemnity Agreement described above. To evidence the amount owed, effective February 11, 1997, Mr. Amerson issued a note to the Company in the amount of $109,013 with interest at the variable rate of LIBOR plus 1.25% per annum, calculated on the basis of a 360-day year and a 30-day month. Both the interest and principal due under the note are payable on February 10, 1999. Mr. Amerson also issued a note to the Company in the amount of $250,000 at the same interest rate on April 25, 1997 and both the interest and principal due under the note are payable on April 24, 1999.

At June 30, 1997, Thomas T. Allan, a director of the Company, owed the Company $759,013 which he borrowed to settle claims and to make certain payments under the Indemnity Agreement described above and for personal purposes. To evidence the amount owed, effective July 3, 1996, Mr. Allan issued a note to the Company in the amount of $650,000 at an interest rate of 7% per annum. Both the interest and principal due under the note were payable on July 3, 1997, which payment date was extended by the Company until July 3, 1999. Effective February 11, 1997, Mr. Allan also issued a note in the amount of $109,013 with interest at the variable rate of LIBOR plus 1.25% per annum, calculated on the basis of a 360-day year and a 30-day month. Both interest and principal due under the note are payable on February 10, 1999. On September 5, 1997, the combined principal and interest due on Mr. Allan's notes was $819,500. On such date, Mr. Clark and Mr. Amerson each assumed $409,750 of Mr. Allan's notes in consideration for the exercise of 163,900 options under the option agreement described above. The interest rate due on the assumed loans is at the variable rate of LIBOR plus 1.25% per annum, and both the principal and interest due are payable on September 4, 1999.

The Board of Directors of the Company has adopted a policy of not entering into additional transactions with officers or directors or their affiliates, unless the independent directors made a specific finding that such transactions are in the best interest of the Company and its public shareholders and that the terms thereof are no less favorable to the Company than those that could be obtained from unaffiliated parties.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 29, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten-percent beneficial owners, except that William
H. Clark was late in filing a Form 3.

                              SHAREHOLDER PROPOSALS

Under the present rules of the Commission, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is June 18, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Commission.

                                  OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders be presented at the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                           ANNUAL REPORTS ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended December 31, 1996 has been enclosed with this Proxy Statement. Unless specifically indicated in this Proxy Statement, the Annual Report is not incorporated in the Proxy Statement and is not considered as part of the soliciting material.

                                           Flanders Corporation


                                           Debra E. Hill
                                           Corporate Secretary


Washington, North Carolina
November 17, 1997

PROXY                            FLANDERS CORPORATION                      PROXY
                          ANNUAL MEETING OF THE SHAREHOLDERS

     This Proxy is solicited on behalf of the Board of Directors which recommends a vote for all nominees and ratification of McGladery & Pullen, L.L.P. as the Company's independent auditors.

     The undersigned hereby appoints Robert R. Amerson and Steven K. Clark, and each of them, proxies to represent the undersigned with full power of subscriber at the Annual Shareholders Meeting of Flanders Corporation, to be held on December 4, 1997, at 10:00 a.m. local time at 531 Flanders Filters Road, Washington, North Carolina 27889 and at any and all adjournments thereof.

                           UNLESS OTHERWISE INDICATED
           THIS PROXY WILL BE VOTED FOR EACH PROPOSAL SET FORTH BELOW

     1. ELECTION OF DIRECTORS This proxy will be voted FOR each of the nominees identified in the Proxy Statement at the Annual Meeting of Shareholders unless authority to vote for one or more nominees is expressly withheld. To withhold authority for one or more individual nominees, cross out the name or names of such persons.

          [ ] FOR all nominees

          [ ] WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee's name in the list below:

              Thomas T. Allan, Robert R. Amerson, Steven K. Clark, Gustavo Hernandez, William H. Clark, William M. Claytor

     2. RATIFICATION OF McGLADREY & PULLEN, L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS
          [ ] FOR       [ ] AGAINST

            (Continued and to be signed and dated on the other side)

                          (Continued from other side)


THE PROXIES ARE AUTHORIZED TO VOTE OR OTHERWISE ACT WITH RESPECT TO SUCH OTHER BUSINESS AS IN THEIR DISCRETION MAY PROPERLY COME BEFORE THIS MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR ALL NOMINEES.


                              Dated                                  , 1997
                                    ---------------------------------

                              ---------------------------------------------

                              ---------------------------------------------
                                       Signature of Shareholder(s)

                              Note: Signature should agree with the name on stock certificates as printed thereon. Executors, administrators, and other fiduciaries should so indicate when signing.

                               ___________ I plan to personally attend the Annual Meeting of the Shareholders.


       PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
                                   THANK YOU